                                                                     Exhibit 5.1

         [Olshan Grundman Frome Rosenzweig & Wolosky LLP letterhead]

                                                       August 15, 2002

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

                We have acted as counsel to NYFIX,  Inc., a New York corporation
(the "Company"),  in connection with the filing of its registration statement on
Form  S-3  (the  "Registration  Statement")  relating  to  484,250  shares  (the
"Shares") of its common stock,  par value $.001 per share (the "Common  Stock"), as more particularly described in the Registration Statement.

                In our capacity as counsel to the Company,  we have examined the
Company's Certificate of Incorporation and By-Laws, each as amended to date, the
Registration   Statement  and  such  other   documents  as  we  have  considered
appropriate for purposes of this opinion.

                With respect to factual matters,  we have relied upon statements and  certificates  of officers of the Company.  We have also reviewed such other matters of law and  examined and relied upon such other  documents,  records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents  submitted to us as conformed or photostatic  copies, the authenticity of all documents submitted to us as  originals  and the  genuineness  of all  signatures  on all  documents submitted to us.

                On the basis of the  foregoing,  we are of the opinion  that the
Shares will be, when sold as contemplated by the  Registration  Statement,  duly and validly issued, fully paid and non-assessable.

                We  advise  you that  members  of our firm own  shares of Common
Stock.

                We hereby consent to the filing of this opinion as an exhibit to the  Registration  Statement  and to the  reference  made to our firm  under the caption "Legal Matters" in the prospectus  constituting part of the Registration
Statement.

                                Very truly yours,

                             /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                             OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP